Exhibit 99.5

Offer to Exchange Up to 1,409,367 Shares of Common Stock
of
ADVANCE AUTO PARTS, INC.
for
Shares of Biglari Holdings Inc. Common Stock
by
BIGLARI HOLDINGS INC.
at an Exchange Ratio of One Share of Advance Auto Parts, Inc. Common Stock for
0.1179 Shares of Biglari Holdings Inc. Common Stock

Pursuant to the Prospectus dated April 30, 2010

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, MAY 27, 2010, UNLESS THE OFFER IS EXTENDED.

April 30, 2010

To Our Clients:

Enclosed for your consideration are the Prospectus, dated April 30, 2010 (the “Prospectus”), and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”) in connection with the offer by Biglari Holdings Inc., an Indiana corporation (“Biglari Holdings”), to exchange up to 1,409,367 shares of common stock (the “Advance Shares”) of Advance Auto Parts, Inc., a Delaware corporation (“Advance”), at an exchange ratio of one Advance Share for 0.1179 shares of Biglari Holdings common stock, stated value $0.50 per share (“Biglari Holdings Shares”).  We are the holder of record (directly or indirectly) of Advance Shares held for your account.  A tender of such Advance Shares can be made only by us as the holder of record and pursuant to your instructions.  The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Advance Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Advance Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is invited to the following:

1.	The consideration per one Advance Share is 0.1179 Biglari Holdings Shares.

2.	The Offer is being made for up to 1,409,367 Advance Shares.

3.	The Offer and withdrawal rights expire at 5:00 p.m., New York City time, on Thursday, May 27, 2010, unless the Offer is extended.

4.	The Offer is conditioned upon, among other things, the following:

•
the registration statement of which the Prospectus is a part shall have become effective under the Securities Act of 1933, as amended, no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission and Biglari Holdings shall have received all necessary state securities law or “blue sky” authorizations; and

•	the Biglari Holdings Shares to be issued pursuant to the Offer shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

5.
Upon the terms and subject to the conditions of the Offer, if more than 1,409,367 Advance Shares are validly tendered and not properly withdrawn prior to the expiration date (as defined in the Prospectus), the Advance Shares so tendered will be accepted for exchange on a pro rata basis, as described in the Prospectus.

6.
Any stock transfer taxes applicable to the sale of Advance Shares to Biglari Holdings pursuant to the Offer will be paid by Biglari Holdings, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of your Advance Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form below.  An envelope to return your instructions to us is enclosed.  If you authorize tender of your Advance Shares, all such Advance Shares will be tendered unless otherwise specified on the instruction form.  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

The Offer is made solely by means of the Prospectus, the Letter of Transmittal and any supplements or amendments thereto.  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Advance Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Issuance of the Biglari Holdings Shares and payment of any cash payable in lieu of fractional Biglari Holdings Shares pursuant to the Offer will in all cases be made only after timely receipt by Computershare Trust Company, N.A. (the “Exchange Agent”) of (a) certificates representing the Advance Shares tendered or timely confirmation of the book-entry transfer of such Advance Shares into the account maintained by the Exchange Agent at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in the Prospectus under the caption “The Offer – Procedure for Tendering,” (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an agent’s message (as defined in the Prospectus) in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal.  Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for Advance Shares or confirmations of book-entry transfer of such Advance Shares into the Exchange Agent’s account at the Book-Entry Transfer Facility are actually received by the Exchange Agent.  UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR THE ADVANCE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

Instruction Form with Respect to the
Offer to Exchange Up to 1,409,367 Shares of Common Stock
of
Advance Auto Parts, Inc.
for
Shares of Biglari Holdings Inc. Common Stock
by
Biglari Holdings Inc.

at an Exchange Ratio of One Share of Advance Auto Parts, Inc. Common Stock for
0.1179 Shares of Biglari Holdings Inc. Common Stock

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus, dated April 30, 2010, and the related Letter of Transmittal, in connection with the offer by Biglari Holdings Inc. to exchange up to 1,409,367 shares of common stock (the “Advance Shares”) of Advance Auto Parts, Inc. (“Advance”) at an exchange ratio of one Advance Share for 0.1179 shares of Biglari Holdings Inc. common stock, stated value $0.50 per share.

This will instruct you to tender the number of Advance Shares indicated below (or if no number is indicated below, all Advance Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

Number of Advance Shares* to be Tendered:
*Unless otherwise indicated, it will be assumed that all Advance Shares held by us for your account are to be tendered.

Signature(s):

Please Type or Print Name(s)

Please Type or Print Address(es)	(Zip Code)

Area Code and Telephone Number(s)

Taxpayer Identification or Social Security Number(s)

Dated: ___________________________________________________

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT OR BIGLARI HOLDINGS.